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                                                                    EXHIBIT 99.2




                       UNION PACIFIC RESOURCES GROUP INC.
                  COSTS INCURRED IN EXPLORATION AND DEVELOPMENT
                             AS OF DECEMBER 31, 1999

   Costs Incurred in Exploration and Development:

   Costs incurred (whether capitalized or expensed) in oil and gas property acquisition, exploration and development activities are as follows:

                                                                   OTHER
                                   UNITED STATES     CANADA     INTERNATIONAL    WORLDWIDE
                                   -------------    --------    -------------   -----------
                                                      (MILLIONS OF DOLLARS)
Costs incurred:
  Proved acreage..................     $ 12.0        $  0.8       $ 2.5           $ 15.3
  Unproved acreage................       12.9           7.7         0.5             21.1
  Exploration costs (a)...........       46.6           7.9        28.7             83.2
  Development costs...............      180.9         106.1        42.8            329.8
                                       ------        ------       -----           ------

          Total costs incurred (b)     $252.4        $122.5       $74.5           $449.4
                                       ======        ======       =====           ======

(a) Includes allocated exploration overhead costs of $17.9 million in 1999 and delay rentals of $8.3 million in 1999.

(b) Excludes capital expenditures relating to discontinued operations of $33.7 million in 1999.